As filed with the Securities and Exchange Commission on July 24, 1996 Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Fluke Corporation
(Exact Name of Registrant as Specified in Its Charter)

 Washington               91-0606624
(State of Incorporation) (I.R.S. Employer Identification Number)

6920 Seaway Boulevard, Everett, Washington 98203  (206) 347-6100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Douglas G. McKnight,
Vice President, General Counsel
Fluke Corporation
6920 Seaway Boulevard
Everett, Washington  98203
(206) 356-5301
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the Selling Stockholders shall determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.    [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.    [X]


CALCULATION OF REGISTRATION FEE

Title of Shares     Amount to be    Proposed     Proposed     Amount of
to be Registered    Registered      Maximum      Maximum      Registration
                                    Offering     Aggregate    Fee
                                    Price Per    Offering
                                    Share        Price
- --------------------------------------------------------------------------
Common Stock         192,439         $38.125     $7,336,737    $2,529.91
$.25 par value       shares
- --------------------------------------------------------------------------

(1) Estimated based upon the average of the high and low prices of Fluke Corporation Common Stock reported on the New York Stock Exchange on July 22, 1996, solely for the purpose of determining the registration fee pursuant to Rule 457(c).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject To Completion, Dated July 24, 1996
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

Fluke Corporation
192,439 Shares of Common Stock
($.25 Par Value Per Share)

This Prospectus relates to the public offering, which is not being underwritten, of up to 192,439 shares of Common Stock (the "Stock") of Fluke Corporation (the "Company") which may be offered from time to time by certain stockholders of the Company ( the "Selling Stockholders") who received such shares pursuant to the merger (the "Merger") of Forte' Networks, Inc. with and into the Company. The Stock was issued pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) thereof. The Company will not receive any of the proceeds from the sale of the shares.

The Stock is being registered by the Company pursuant to a registration rights agreement entered into in connection with the Merger. The Company is obligated to keep this Registration Statement effective until the earlier of (i) the sale of all of the Stock or (ii) six months after the effective date of the Registration Statement of which this Prospectus is a part.



The Stock may be offered by the Selling Stockholders from time to time in transactions in the stock market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). To the extent required, the specific number of shares of Stock to be sold, the terms of the offering including the name or names of any such agent, dealer or underwriter, the purchase price paid by any underwriter for the Stock and any applicable commission or discount with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Sale of the Stock".

The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act. See "Sale of the Stock" herein for a description of indemnification arrangements.

The Common Stock is traded on the New York Stock Exchange under the symbol "FLK." On July 22, 1996, the closing price for the Common Stock was $37.875 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August __, 1996

No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized by the Company, the Selling Stockholders or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.



AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange and reports and other information concerning the Company may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, (the "Securities Act'). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the regulations of the Commission. For further information, reference is hereby made to the Registration Statement. For further information concerning the Company and the Stock offered hereby, reference is made to the Registration Statement and exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commissioner at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commissioner at prescribed rates. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commissioner. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission (File No. 1-5590) are incorporated by reference in this Prospectus: (a) the Company's Annual Report on Form 10-K for the year ended April 26, 1996; (b) the Company's current reports on Form 8-K dated May 29, 1996 and June 4, 1996; (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 10, 1995 including any amendment or report filed for the purpose of updating such description; and (d) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Stock.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for the foregoing materials should be made to the Corporate Secretary, Fluke Corporation, 6920 Seaway Boulevard, Everett, Washington 98203; the telephone number is (206) 356-5301.

THE COMPANY

Fluke Corporation was founded in 1948 and was incorporated under the laws of the State of Washington on October 7, 1953. In August 1993, the Company changed its name from John Fluke Mfg. Co., Inc. to Fluke Corporation. The Company is engaged in the design, manufacture and sale of commercial electronic test and measurement instruments with a focus on the new and growing markets for compact, professional electronic test tools. The Company's products are used in service, manufacturing test and quality functions in a variety of industries throughout the world.

On June 26, 1996, the Company acquired Forte' Networks, Inc. ("Forte'"), a developer of networks products, which was located in Colorado Springs, Colorado. Forte' had an alliance with the Company since 1992 and developed products which were marketed and sold by the Company. The Company issued 577, 190 shares of Common Stock in exchange for all of the outstanding shares of capital stock of Forte'.

The Company is in a single line of business - the manufacture and sale of compact, professional electronic test tools. Although the products vary in capability, sophistication, use, size and price, they all fundamentally test and measure electrical parameters. The Company is focusing its resources on the professional electronic test tools portion of the electronic instrument market because of the increasing electronic content of products outside the traditional test lab environment and the rapidly increasing demand for more compact tools that can be used at the point of service by technicians who have a wide variety of technical backgrounds.

The principal executive offices of the Company are located at 6920 Seaway Boulevard, Everett, WA 98203, and its telephone number is (206) 347-6100.



THE SELLING STOCKHOLDERS

The 192,439 shares of Common Stock described in this Prospectus are owned by the Selling Stockholders listed below. All of the shares offered hereby were acquired by the Selling Stockholders in connection with the Merger of Forte' Networks, Inc. with and into the Company as described above. All of the Selling Stockholders were employees of Forte' prior to the Merger and are now employees of the Company. Except as set forth below, none of the Selling Stockholders has had a material relationship with the Company or Forte' within the past three years other than as a stockholder and employee of the Company or Forte'. Because the Selling Stockholders may offer some or all of the Stock beneficially held by them pursuant to this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any Stock, no estimate can be given as to the amount of Stock that will be held by such Selling Stockholders after completion of this Offering.

                           Beneficial Ownership
                           Prior to Offering                     Shares
                           Shares                Percent         Registered

David G. Fish(1)            103,168               1.2             34,390
Gordon A Jensen(2)          103,168               1.2             34,390
Chris L Odell(3)            103,168               1.2             34,390
Charles H Whiteside(4)      103,168               1.2             34,390
Thomas S Wisdom, Jr.(5)     103,168               1.2             34,390
Peter F Oesper(6)            28,079                .3              9,141
Mark Copley(7)               19,128                .2              6,363
William R Marbaker and
  Priscilla J Marbaker(8)    14,933                .2              4,926
Laura Whiteside(9)               67                 -                 37
Manfred R Arndt(10)              40                 -                 22

(1) Mr. Fish was a Director and Secretary of Forte' until the effective time of the Merger.
(2) Mr. Jensen was a Director and Vice President of Engineering of Forte' until the effective time of the Merger.
(3) Mr. Odell was a Director and President of Forte' until the effective time of the Merger.
(4) Mr. Whiteside was a Director and Treasurer of Forte' until the effective time of the Merger.
(5) Mr. Wisdom was a Director and Vice President of Software Engineering of Forte' until the effective time of the Merger.
(6) Includes 657 shares issuable pursuant to options within 60 days after the filing date of this Registration Statement on July 24 1996.
(7) Includes 39 shares issuable pursuant to options within 60 days after the filing date of this Registration Statement on July 24, 1996.
(8) Includes 155 shares issuable pursuant to options within 60 days after the filing date of this Registration Statement on July 24, 1996.
(9) Includes 29 shares issuable pursuant to options within 60 days after the filing date of this Registration Statement on July 24, 1996.
(10) Includes 17 shares issuable pursuant to options within 60 days after the filing date of this Registration Statement on July 24, 1996.



SALE OF THE STOCK

The Company will receive no proceeds from the sale of the Stock. The Stock offered hereby may be sold by the Selling Stockholders from time to time in transactions in the stock market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

At the time a particular offer of Stock is made, to the extent required, a supplemental Prospectus Supplement will be distributed which will set forth the specific number of shares of Stock to be sold and the terms of the offering including the names or names of the underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of Stock, any discounts, commissions or other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

In order to comply with the securities laws of certain states, if applicable, the Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Stock may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available or complied with.

The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Stock may be deemed to be "underwriters" within the meaning of the Act, and any commissions received by them and any profit on the resale of the Stock purchased by them may be deemed underwriting commissions or discounts under the Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Stock may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sale of shares of the Company's Common Stock by the Selling Stockholders.



The Stock was originally issued to the Selling Stockholders in connection with the Merger of Forte' with and into the Company pursuant to an exemption from the registration requirements of the Act provided by Section 4(2) thereof.
The Company agreed to register the Stock under the Act and to indemnify and hold the Selling Stockholders harmless against certain liabilities under the Act that could arise in connection with the sale by the Selling Stockholders of the Stock. The Company has agreed to pay all reasonable fees and expenses incident to this offering.

EXPERTS

The consolidated financial statements and schedule incorporated by reference and appearing in Fluke Corporation's Annual Report (Form 10-K) for the year ended April 26, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included and incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by Douglas G. McKnight, Vice President, General Counsel and Corporate Secretary of Fluke Corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby:

      SEC Registration fee                       $2,529.91
      Legal fees and expenses*                      500.00
      Auditors' fees and expenses*                  500.00
      Miscellaneous expenses*                       100.00
            Total                                $3,629.91
* Estimated



Item 15. Indemnification of Directors and Officers.

Unless otherwise specified in a corporation's Articles of Incorporation, the Washington Business Corporation Act requires that a corporation indemnify its directors as follows: (i) for reasonable expenses if a director is wholly successful in the defense of any proceeding in which he or she has been made a party by reason of the fact that he or she was or is a director; (ii) for judgments, penalties, fines, settlements, or reasonable expenses incurred in a proceeding upon a determination by the Board of Directors, a committee of the Board, independent legal counsel, or the stockholders that the director acted in good faith and, in the case of conduct in the director's official capacity with the corporation, the director reasonably believed that his or her conduct was in the corporation's best interest, or, in all other cases, the director reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; or (iii) as determined by a court of appropriate jurisdiction. The Act requires similar indemnification of officers unless otherwise specified in the Articles of Incorporation. Washington law permits a corporation to provide further indemnity to directors and officers, subject to certain authorization requirements, except that indemnification is not permitted with respect to intentional misconduct, a knowing violation of law, approval of an unlawful distribution or loan, or a transaction involving the director's receipt of an improper personal benefit.

Article XII of the Company's Articles of Incorporation authorizes the Company's Board of Directors to take any action it deems appropriate to indemnify the Company's directors to the fullest extent permitted by Washington law. This provision is sufficiently broad that it might, under certain circumstances, permit indemnification for liability arising under the Securities Act of 1933, as amended.

The Bylaws of the Company provide a right to indemnification for all expense, liability, and loss (including reasonable attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to which a director is exposed by reason of the fact that he or she is or was serving as a director or officer of the Company or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. Such a person cannot, however, be indemnified when (a) the Company is legally unable to grant indemnity or (b) for expenses related to a proceeding or claim that has been initiated without Board approval by the person requesting indemnification. The Bylaws of the Company also recognize the Company's ability to advance expenses to an indemnitee, subject to a requirement that the indemnitee undertake to repay the expenses if he or she subsequently is found not to have met the standards required for indemnification. The Board of Directors may also approve indemnification of all employees (including officers), agents, and others serving the Company.



As permitted by the Washington Business Corporation Act, the Articles of Incorporation of the Company provide that, to the full extent permitted by law, directors shall not be personally liable to the Company or its shareholders for monetary damages. At present, under the Washington Business Corporation Act, liability would not be limited under circumstances involving
(a) acts of intentional misconduct or a knowing violation of law, (b) approval of certain distributions or loans contrary to law, or (c) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Thus, a director of the Company would not be liable for breaches of the duties of care or loyalty or otherwise liable to the Company or its stockholders for violations of state corporate law unless he or she violated the statutory exceptions listed above.
 This provision is sufficiently broad that it might, under certain circumstances, permit indemnification for liability arising under the Securities Act of 1933, as amended.


Item 16.   List of Exhibits

	Exhibit No.  Description

4.1   Restated Articles of Incorporation (Incorporated by reference to
      Exhibit 3.1 of the Company's Form 10-K for the fiscal year ended
      April 29, 1994, File No. 1-5590).
4.2   Conformed Copy of Bylaws (Incorporated by reference to Exhibit 3.2
      of the Company's Form 10-K for the 	fiscal year ended April 26, 1996,
      File No. 1-5590).
5.1   Opinion of Counsel
23.1  Consent of Ernst & Young LLP, Independent Auditors
23.2  Consent of Douglas G. McKnight (Included in Opinion of Counsel
      filed as Exhibit 5.1 hereto)
24    Power of Attorney (see page II-4 of this Registration Statement)


Item 17.   Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and
(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filled by the Registrant pursuant to
Section 13 or Section 15 of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it as against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to part of this Registration Statement as of the time it was declared effective.



SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on July 23, 1996.

                                  FLUKE CORPORATION



                                  By   /s/ George M. Winn
                                           George M. Winn
                                           President, Chief Operating
                                           Officer and Director


POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Douglas G. McKnight and George M. Winn, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.



Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature                      Capacity                      Date

                               President, Chief Executive
                               Officer and Director
/s/ William G. Parzybok, Jr.  (	Principal Executive Officer)   	July 23, 1996
    	William G. Parzybok, Jr.

                               Vice President,
                               Chief Financial Officer
/s/ Elizabeth J. Huebner      	(Principal Financial Officer)   	July 23, 1996
    Elizabeth J. Huebner

                               Vice President, Treasurer
/s/ John R. Smith             (Principal Accounting Officer) July 23, 1996
    John R. Smith

/s/ Philip P. Condit           Director                      July 23, 1996
    Philip P. Condit

/s/ John D. Durbin             Director                      July 23, 1996
    John D. Durbin

/s/ David L. Fluke             Director                      July 23, 1996
    David L. Fluke

/s/ John M. Fluke, Jr.         Director                      July 23, 1996
    John M. Fluke, Jr.

	/s/ Robert S. Miller, Jr.      Director                      July 23, 1996
    Robert S. Miller, Jr.

	/s/ Sally G. Narodick          Director                      July 23, 1996
    Sally G. Narodick

/s/ William H. Neukom          Director                      July 23, 1996
    William H. Neukom

/s/ N. Stewart Rogers          Director                      July 23, 1996
    N. Stewart Rogers

/s/ James E. Warjone           Director                      July 23, 1996
    James E. Warjone



	INDEX TO EXHIBITS

	Exhibit No.  Description

4.1   Restated Articles of Incorporation (Incorporated by reference to
      Exhibit 3.1 of the Company's Form 10-K for the fiscal year ended
      April 29, 1994, File No. 1-5590).
4.2   Conformed Copy of Bylaws (Incorporated by reference to Exhibit 3.2
      of the Company's Form 10-K for the 	fiscal year ended April 26, 1996,
      File No. 1-5590).
5.1   Opinion of Counsel
23.1  Consent of Ernst & Young LLP, Independent Auditors
23.2  Consent of Douglas G. McKnight (Included in Opinion 	of Counsel filed as
      Exhibit 5.1 hereto)
24    Power of Attorney (see page II-4 of this Registration Statement)

	Exhibit 5.1

July 23, 1996

OPINION OF COUNSEL

I have acted as counsel for Fluke Corporation, a Washington corporation (the "Company"), in connection with the preparation and filing of this Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended. The Registration Statement covers 192,439 shares of Common Stock, $.25 par value, of the Company (the "Stock"), which may be sold by the "Selling Stockholders".

As Vice President, General Counsel for the Company, I have reviewed the corporate actions of the Company in connection with this matter and have examined the documents, corporate records and other instruments deemed necessary for the purpose of this opinion.

Based on the foregoing, it is my opinion that:

(I) The Company is a corporation duly incorporated and validly existing under the laws of the State of Washington;

(II) The Shares being registered have been duly authorized, are validly issued, fully paid and nonassessable.

I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.


/s/ Douglas G. McKnight
    Douglas G. McKnight
    Vice President, General Counsel
    and Corporate Secretary


Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Fluke Corporation for the registration of 192,439 shares of its common stock and to the incorporation by reference therein of our report dated June 3, 1996, with respect to the consolidated financial statements of Fluke Corporation and our report dated July 19, 1996, with respect to the financial statement schedule of Fluke Corporation incorporated by reference and included in its Annual Report (Form 10-K) for the year ended April 26, 1996, filed with the Securities and Exchange Commission.


July 24, 1996                                      /s/ ERNST & YOUNG LLP